Exhibit 10.1




                     AGREEMENT ON PLAN OF REORGANIZATION OF
                            FACTORY CARD OUTLET CORP.



                                      AMONG

                            FACTORY CARD OUTLET CORP.
                       FACTORY CARD OUTLET OF AMERICA LTD.
                        DEBTORS AND DEBTORS-IN-POSSESSION

                           FACTORY CARD HOLDINGS, INC.
                                    PURCHASER

                                       AND

                  THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS





                                 MARCH 26, 2001

                       AGREEMENT ON PLAN OF REORGANIZATION

           This Agreement on Plan of Reorganization is entered into as of March 26, 2001, by and among Factory Card Holdings, Inc., a Nevada corporation (the "Purchaser"), Factory Card Outlet Corp., a Delaware corporation ("FCOC"), Factory Card Outlet of America Ltd., an Illinois corporation ("FCOA"), debtors and debtors-in-possession in Cases No. 99-00685 and 99-00686, respectively (collectively, the "Case") pending in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), and the Official Committee of Unsecured Creditors in the Case (the "Committee").

                                    RECITALS

           WHEREAS, FCOC and FCOA are currently operating their business under chapter 11 of the Bankruptcy Code (as hereinafter defined); and

           WHEREAS, the Purchaser has agreed, subject to the terms and conditions set forth herein, to acquire the stock of FCOC through a plan of reorganization for FCOC and FCOA and the funding thereof; and

           WHEREAS, FCOC, FCOA and the Committee have agreed that it is in the best interests of FCOC, FCOA, their creditors and estates to enter into the transactions contemplated by this Agreement with the Purchaser.

           NOW, THEREFORE, in consideration of the premises and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                            ARTICLE I. DEFINED TERMS.

           1.1. As used herein the following terms shall have the meanings set forth below:

           "Avalon" means Avalon Group, Ltd., which was engaged by FCO in November, 1999 as its financial advisor.

           "Bankruptcy Code" means Title 11 of the United States Code, 11 U.S.C.ss.ss.101-1330, as amended.

           "Business Day" means any day other than a Saturday, Sunday, and any day which is a legal holiday under the laws of the State of New York, or is a day on which banks located in the State of New York are authorized or required by law to close.

           "Committee Designees" means the Committee designees named in Section
9.2 below, or such alternate designee appointed by the members of the Committee permitted to receive certain financial information under Section 3.6 below, and identified in writing to Reorganized FCO and the Purchaser.

           "DIP Facility" means the debtor-in-possession credit facility extended to FCOA by Wells Fargo Retail Finance, LLC and certain other lenders, as approved by the Bankruptcy Court pursuant to the order issued April 14, 1999, as the same is in effect as of the date of this Agreement and as it may, from time to time, be amended hereafter with the express written consent of the Purchaser.

           "DIP Lender" means Wells Fargo Retail Finance, LLC and the other lenders currently parties to the DIP Facility, collectively, or any successor lender(s) with respect to the DIP Facility, if any, as to which the Purchaser may consent in writing in its sole discretion.

           "Environmental Law" means any judgment, decree, order, law, rule or regulation pertaining to environmental matters, including, without limitation, those arising under the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act, the Solid Waste Disposal Act, as amended, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any other federal, state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment.

           "FCO" means: (i) prior to the Effective Date, collectively, FCOC and FCOA; and (ii) on and after the Effective Date, Reorganized FCOC, Reorganized FCOA, or such other entity into which the Assets shall revest pursuant to the Plan and which shall be the subject of the Transactions with the Purchaser pursuant hereto and pursuant to the Plan.

           "Final" means, with respect to any order, judgment or decree, that the same shall have been entered by the Bankruptcy Court and either (i) no appeal shall have been taken therefrom and the time to take such appeal shall have expired, or (ii) if any appeal or appeals shall have been taken therefrom, that such order, judgment or decree shall have been affirmed and the time for the unsuccessful appellant to take any further appeal shall have expired.

           "Hazardous Substance" means any hazardous waste, as defined by 42 U.S.C. ss. 6903(5), any hazardous substance as defined by 42 U.S.C. ss. 9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss. 9601(33) or any toxic substance, oil or hazardous material or other chemical or substance regulated by any Environmental Laws or other federal, state or local laws, rules or regulations.

           "Permitted Encumbrances" means (i) liens, claims, encumbrances and rights of third parties expressly described in and arising under the Plan; (ii) liens, claims and encumbrances consented to in writing by the Purchaser; (iii) liens for taxes, assessments or governmental charges that are not yet due and payable or which are being contested in good faith by appropriate proceedings;
(iv) deposits or pledges made in connection with, or to secure payment of, utilities or similar services, workers' compensation, unemployment insurance, old age pensions or other social security obligations; (v) warehousemen's, carriers', mechanics', materialmen's or contractors' liens or encumbrances or any similar lien or restriction for amounts not yet due and payable; and (vi) recorded easements and recorded rights-of-way which do not interfere with the ordinary conduct of the business of FCOC or FCOA.

           "Plan" means the Joint Plan of Reorganization relative to FCOC, as proposed jointly by FCO and Purchaser, substantially in the form attached hereto as Exhibit A, as the same may be amended from time to time as mutually agreed upon by such parties, each in their sole discretion.

           "Reorganized FCOA" means FCOA, as reorganized pursuant to the Plan.

           "Reorganized FCOC" means FCOC, as reorganized pursuant to the Plan.

           1.2. In addition to terms defined above, the terms listed below are defined in this Agreement in the Sections indicated:


           Defined Term                               Section Reference
           ------------                               -----------------

           Approval Date                              Section 7.1(b)
           Assets                                     Section 3.2(a)
           Breakup Fee                                Section 8.2
           Case                                       Preamble
           Code                                       Section 4.14
           Committee                                  Preamble
           Designated Leases                          Section 3.5
           Disclosure Statement                       Section 7.1(a)
           Employee Benefit Plans                     Section 4.14
           ERISA                                      Section 4.14
           Expense Reimbursement Amount               Section 8.2
           FCOA                                       Preamble
           FCOC                                       Preamble
           Financial Statements                       Section 4.5
           Material Adverse Effect                    Section 4.1
           PBGC                                       Section 4.14
           Permits                                    Section 4.4
           Plan Filing Date                           Section 7.1(a)
           Purchaser                                  Preamble
           Stores                                     Section 4.6
           Transactions                               Article II

Other terms are defined elsewhere in this Agreement. Capitalized terms used in this Agreement but not otherwise defined in this Agreement shall have the meanings given such terms in the Plan.

                        ARTICLE II. PURPOSE OF AGREEMENT.

           This Agreement shall serve to memorialize the agreements and understandings among the signatories hereto with respect to the principal terms of a Plan to be proposed jointly by FCO and the Purchaser which shall be filed with the Bankruptcy Court, and other agreements among them. The Plan is presently under review by the parties. Upon finalization of the Plan in form acceptable to each of the parties hereto, FCO and the Purchaser hereby agree jointly to expeditiously propose, file and prosecute the Plan and to consummate the transactions contemplated hereby and thereby. As part of the Plan, the Purchaser will engage in the transactions contemplated hereby, whereby Purchaser will acquire newly issued capital stock of Reorganized FCOC, representing all of the capital stock of FCOC, and all of the capital stock of FCOA (through FCOC's sole ownership thereof).

                   ARTICLE III. CERTAIN FEATURES OF THE PLAN.

           3.1. Structure of Transactions. Subject to all of the conditions set forth herein, including, without limitation, completion of the Plan and the Disclosure Statement in form satisfactory to Purchaser in its sole discretion (as regards the Plan) and confirmation of the Plan by the Bankruptcy Court, Purchaser agrees to acquire: newly issued stock of Reorganized FCOC, representing all of its capital stock; and all of the capital stock of FCOA (through FCOC's sole ownership thereof), for the aggregate consideration described below in this Article III (such acquisition, together with payment of the consideration referred to below and the other arrangements contemplated hereby are hereinafter referred to collectively, as the "Transactions").

           3.2.      Revesting of Assets.

           (a) The obligations of the Purchaser hereunder are expressly subject to the revesting in FCO, on the Effective Date, of all right, title and interest of FCOA and FCOC in and to all of their respective assets, whether now existing or hereafter acquired by FCOA and/or FCOC, including, without limitation, all cash held by FCOC and FCOA, but excluding, however, all leases and executory contracts designated by Purchaser for rejection by FCOC and FCOA, as the case may be, pursuant to the Plan (such assets to be revested in FCO are hereinafter referred to collectively, as the "Assets").

           (b) Upon revesting of the Assets in FCO, FCO shall have good title to all of the Assets free and clear of all liens, claims and encumbrances, other than Permitted Encumbrances. From and after the date of this Agreement, neither FCOC nor FCOA shall sell, lease, encumber or otherwise dispose of any right, title or interest in any of the Assets, except in the ordinary course of business.

           3.3 Capitalization. As of the Closing, Purchaser shall cause FCO to have (i) equity of at least $6,000,000, (ii) subordinated debt of at least $4,000,000 (with such subordinated debt to be upon terms and conditions, including interest rate, term and equity rights, to be set forth in a Plan Supplement), provided that the level of subordinated debt may be reduced, on a dollar-for-dollar basis, to the extent that FCO's actual equity as of the Closing exceeds $6,000,000, and (iii) a subordinated debt-to-equity ratio no greater than 4:6. Without limiting the generality of the foregoing, Purchaser shall cause FCO to have borrowing availability of not less than $5,000,000 under its exit financing arrangements, as of the date of the Closing (but not as of any future date), after taking into account the distributions to be made on or before the Initial Distribution Date under the Plan. For purposes of this Agreement, "subordinated debt" shall mean and be limited to indebtedness to institutional lenders for borrowed money, which is subordinated to senior secured financing.

           3.4. Non-Participating Creditors and Interests.

           (a) Intercompany Indebtedness. All indebtedness of FCOC or FCOA to the other shall be cancelled and extinguished (by contribution, distribution, or otherwise), unless otherwise agreed to by Purchaser.

           (b) Avalon. FCO shall terminate its agreement with Avalon by written notice delivered to Avalon within five (5) Business Days of the date hereof.

           3.5. Designated Leases. Attached hereto as Schedule 3.5 is a list of FCOA leases which Purchaser intends to modify through negotiations with landlords (the "Designated Leases"). FCOA, FCOC and the Committee hereby consent to Purchaser entering into discussions and negotiations with applicable landlords of Designated Leases. FCOA and FCOC shall use commercially reasonable, good faith efforts, through the Effective Date, to cause the landlords under the Designated Leases to waive cure payments and/or afford other financial accommodations to FCOA through modifications of the Designated Leases, in consultation with Purchaser.

           3.6. Continuing Obligations of Reorganized FCO. Without limiting any other continuing obligations of Purchaser and Reorganized FCO hereunder and under the Plan, until the Extended Creditor Payment Amount is paid and satisfied in full, Purchaser shall cause Reorganized FCO to provide to the Committee Designees, for further distribution only to those existing members of the Committee, and successors of such members, which members and successors, and the affiliates thereof, are not now or at relevant times hereafter engaged in businesses competitive with Reorganized FCO (including the sale at retail of greeting cards, gift wrap or party supplies), summary balance sheets and summary statements of income, within 45 days of the end of each fiscal quarter of Reorganized FCO (or 90 days in the case of the fourth fiscal quarter), provided that the Committee Designees and any such members of the Committee (or their successors) to whom such financial statements are permitted to be provided by the Committee Designees agree to maintain the confidentiality of same pursuant to written agreements in customary form and substance reasonably acceptable to Purchaser.

               ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF FCO.

           FCOC and FCOA hereby represent and warrant to the Purchaser, jointly and severally, as follows in this Article IV. The representations and warranties of FCOC and FCOA hereunder shall be made, or deemed made and restated in full, as applicable, on and as of each of the following dates, with the same effect as though such representations and warranties had been made or given at and as of each such date: (i) the date of this Agreement; (ii) the Plan Filing Date; (iii) the Approval Date; and (iv) the Effective Date. FCOC and FCOA have furnished to Purchaser preliminary draft disclosure schedules contemplated by this Article IV, and shall provide Purchaser with completed disclosure schedules on or before April 2, 2001 (the "Definitive Schedules").

           4.1. Organization; Authority. Each of FCOC and FCOA is a corporation duly organized, validly existing and in good standing under the laws of the state of its jurisdiction of incorporation, and each is duly qualified or authorized and in good standing as a foreign corporation in all jurisdictions in which the character of the properties owned or leased or the nature of the activities conducted by it makes such qualification or authorization necessary, except for any jurisdiction in which the failure to so qualify would not individually or in the aggregate have a material adverse effect on the operations, assets, business or condition (financial or otherwise) of FCOC or FCOA, as the case may be, or any material adverse affect on the ability of FCO to perform its obligations under this Agreement or the Plan (with either of the foregoing referred to as a "Material Adverse Effect"). FCOC and FCOA have delivered to the Purchaser complete and correct copies of their Certificates of Incorporation and Bylaws and all amendments thereto. Each of FCOC and FCOA has full corporate power and authority to own or lease and operate its properties and to carry on its business as such business is now conducted.

           4.2. Approvals; Binding Effect. Except (a) as set forth on Schedule 4.2, (b) for the required approvals of the Bankruptcy Court contemplated hereby, and (c) if applicable, approvals under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), each of FCOC and FCOA has obtained all necessary authorizations and approvals required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by FCOC and FCOA and, upon approval by the Bankruptcy Court, will constitute, the legal, valid and binding obligation of FCOC and FCOA enforceable against FCOC and FCOA in accordance with its terms.

           4.3. Noncontravention. The execution and delivery of this Agreement and the consummation by FCOC and FCOA of the transactions contemplated hereby, as of the Effective Date, will not (a) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of FCOC or FCOA, each as amended to date; or (b) constitute a violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any encumbrance upon any property of FCOC or FCOA pursuant to (i) any agreement or instrument to which either of them is a party or by which any of their properties is bound, or (ii) any statute, judgment, decree, order, regulation or rule of any court or governmental or regulatory authority, to which FCOC or FCOA is subject (other than required approvals of the Bankruptcy Court required hereby).

           4.4. Governmental Consents; Etc. Except for the required approvals of the Bankruptcy Court contemplated hereby, and, if applicable, approvals under the HSR Act, no consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority is required for the execution and delivery by FCOC and FCOA of this Agreement or for the consummation by FCOC and FCOA of the transactions contemplated hereby. FCOC and FCOA have and maintain, and the permits listed on Schedule 4.4 hereto include, all licenses, permits and other authorizations from all governmental authorities (collectively, the "Permits") as are necessary or desirable for the conduct of the business of FCOC and FCOA, except for any Permits the lack of which would not individually and in the aggregate have a Material Adverse Effect.

           4.5. Financial Statements. FCOC and FCOA have delivered to Purchaser each of the financial statements identified on Schedule 4.5 hereto

(collectively, the "Financial Statements"). Each of the Financial Statements has been prepared in accordance with generally accepted accounting principles (subject, in the case of unaudited financial statements to the absence of footnotes and, in the case of interim financial statements, to customary year-end audit adjustments). Each balance sheet included within the Financial Statements fairly presents the financial condition of FCOC and FCOA as of its respective date, and each statement of income included in the Financial Statements fairly presents the results of operations for the period covered thereby.

           4.6. Absence of Certain Changes. Except as set forth in Schedule 4.6 hereto or as otherwise expressly contemplated by this Agreement, since December 1, 2000, each of FCOC and FCOA has in all material respects carried on its business only in the ordinary course, and there has not been (a) any material change in the assets, liabilities, sales, income or business of either FCOC or FCOA or in their relationships with customers or lessors material to FCOC or FCOA, as the case may be; (b) any acquisition or disposition by either FCOC or FCOA of any asset or property other than in the ordinary course of business; (c) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of either FCOC or FCOA; (d) any increase in the compensation, pension or other benefits payable or to become payable by either FCOC or FCOA to any of its officers or employees, or any bonus payments or arrangements made to or with any of them, except for annual merit increases in wages or salary made in the ordinary course of business and increases in bonuses made in the ordinary course of business pursuant to the terms of one or more of the Employee Benefit Plans; (e) any forgiveness or cancellation of any debt or claim by FCOC or FCOA or any waiver of any right of material value other than compromises of accounts receivable in the ordinary course of business; (f) any incurrence by either FCOC or FCOA of any obligations or liabilities, whether absolute, accrued, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others), other than obligations and liabilities incurred in the ordinary course of business; (g) any mortgage, pledge, lien, lease, security interest or other charge or encumbrance (other than Permitted Encumbrances) on any of the assets, tangible or intangible, of either FCOC or FCOA; (h) any discharge or satisfaction by either FCOC or FCOA of any lien or encumbrance or payment by either company of any obligation or liability (fixed or contingent) other than in the ordinary course of business; (i) any promotions or advertised sales at the retail store locations of FCOC and FCOA (collectively, the "Stores"), other than promotions and sales in the ordinary course of business consistent with historic promotions and sales for previous periods.

           4.7. Litigation, Etc. Except as set forth on Schedule 4.7 hereto, no material action, suit, proceeding or investigation is pending or to the knowledge of FCOC and FCOA, threatened against either FCOC or FCOA.

           4.8. Conformity to Law. Except as set forth on Schedule 4.8, each of FCOC and FCOA has complied in all material respects with and is in compliance in all material respects (a) with all laws, statutes, governmental regulations and all judicial or administrative tribunal orders, judgments, writs, injunctions, decrees or similar commands applicable to FCOC and FCOA or any of their properties (including, without limitation, any labor, occupational health, zoning or other law, regulation or ordinance), and (b) subject to the effect of the Bankruptcy Code on their right to make payments on account of prepetition liabilities, with the terms and provisions of all contracts, agreements and indentures to which either FCOC or FCOA is a party, or by which either of them or any of their respective properties is subject.

           4.9. Title to Property, Real Property Leases, Etc. Except as set forth on Schedule 4.9, each of FCOC and FCOA has good and marketable title to all of its properties and assets, including, without limitation, all those reflected in the Financial Statements (except for properties or assets sold or otherwise disposed of in the ordinary course of business since the date of the Financial Statements), all free and clear of all liens, pledges, charges, security interests, encumbrances or title retention agreements of any kind or nature. Schedule 4.9 is a true and complete list of all real estate owned or leased by FCOC or FCOA (the "Real Estate"). The improvements on the Real Estate are in good operating condition and repair (ordinary wear and tear excepted). No material expenditures are required to be made for the repair or maintenance of any improvements on the Real Estate.

           4.10. Environmental Matters. To the best of FCOC's and FCOA's knowledge, except as set forth on Schedule 4.10, neither FCOC nor FCOA: (a) has caused any releases of any Hazardous Substance anywhere which requires remediation or clean-up pursuant to any Environmental Law; and (b) has disposed of Hazardous Substances anywhere except in compliance in all material respects with applicable Environmental Laws. Neither FCOC nor FCOA has conducted or engaged in any operation or activity involving the use, storage or disposal of any Hazardous Substance except as authorized by applicable Environmental Laws. There is no pending or, to the best knowledge of FCOC and FCOA, threatened, lawsuit, action, claim or proceeding by any third party alleging or asserting that either FCOC or FCOA has violated or is about to violate any applicable Environmental Law.

           4.11. Insurance. Schedule 4.11 lists all policies of fire, liability, worker's compensation, life, property and casualty and other insurance owned or held by either FCOC or FCOA or maintained for their benefit. All such policies
(a) are in full force and effect, and (b) are sufficient for compliance by FCOC and FCOA with all requirements of law and all written agreements to which either FCOC or FCOA is a party. Neither FCOC nor FCOA is in default in any material respect with respect to its obligations under any of such insurance policies and has not received any notification of cancellation of any such insurance policies.

           4.12. Contracts. Schedule 4.12 sets forth a complete and accurate list of all material contracts to which either FCOC or FCOA is a party or by or to which either of them or any of their assets or properties is bound or subject. As used in this Section 4.12, the phrase "material contract" means and includes every material agreement or material understanding of any kind, written or oral, which is legally enforceable by or against FCOC or FCOA, and specifically includes (a) contracts and other agreements with any current or former officer, director, employee, consultant or shareholder or any partnership, corporation, joint venture or any other entity in which any such person has an interest; (b) agreements with any labor union or association representing any employee; (c) bonds or other security agreements provided by any party in connection with the business of FCOC or FCOA; (d) contracts and other agreements for the sale of any of the assets or properties of FCOC or FCOA other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of said assets or properties; (e) joint venture agreements relating to the assets, properties or business of FCOC or

FCOA or by or to which either of them or any of their assets or properties are bound or subject; (f) contracts or other agreements under which FCOC or FCOA agrees to indemnify any party, to share tax liability of any party, or to refrain from competing with any party; (g) any contracts or other agreements with regard to any indebtedness of FCOC or FCOA; or (h) any other contract or other agreement whether or not made in the ordinary course of business (other than inventory purchases) and involving the payment by or to FCOC or FCOA of more than $50,000. FCOC and FCOA have delivered to the Purchaser true, correct and complete copies of all such contracts (or written summaries of oral contracts), together with all modifications and supplements thereto. Except as set forth on Schedule 4.12 and subject to the following sentence, each of the contracts listed on Schedule 4.12 is in full force and effect, subject to possible rejection by FCOC or FCOA as provided under this Agreement. Neither FCOC nor FCOA is in breach of any of the provisions of any such contract, nor, to the knowledge of FCOC and FCOA, is any other party to any such contract in default thereunder, except (a) for any such breach or default that individually and in the aggregate would not have a Material Adverse Effect, and (b) breaches or defaults due either to the commencement of the Case or the effect of the Bankruptcy Code on FCOC and FCOA's right to pay prepetition liabilities.

           4.13. Employment of Officers, Employees. Schedule 4.13 lists (a) the current officers of FCOC and FCOA, and (b) describe all severance, retention, "stay", change of control and similar agreements, practices and policies for or involving employees of such companies. FCOC and FCOA have previously furnished to Purchaser a schedule containing the name and current annual salary and other compensation payable by FCOC or FCOA to each exempt non-hourly employee of such companies.

           4.14. Employee Benefit Plans.

           (a) Except for the arrangements set forth on Schedule 4.14(a), neither FCOC nor FCOA now maintains or contributes to, or has in the current or preceding six (6) calendar years maintained or contributed to, any pension, profit-sharing, deferred compensation, bonus, stock option, share appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit, or similar plan, policy or arrangement, whether formal or informal, for the benefit of any director, officer, consultant or employee, whether active or terminated, of either FCOC or FCOA for which there could b any current or future liability (collectively, "Employee Benefit Plans").

           (b) FCOC and FCOA have heretofore delivered to Purchaser true, correct and complete copies of each Employee Benefit Plan listed on Schedule 4.14(a) and the most recently received IRS determination letters and any governmental advisory opinions or rulings with respect to each such Employee Benefit Plan.

           (c) Except as set forth on Schedule 4.14 (c), each Employee Benefit Plan maintained by FCOC or FCOA is and has heretofore been, or shall, prior to the Plan Filing Date be, maintained and operated in compliance in all material respects with the terms of such Employee Benefit Plan and with the requirements prescribed by any and all statutes, governmental or court orders, or governmental rules or regulations in effect from time to time, including, but not limited to, the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code of 1986, as amended, ("Code") and applicable to such Employee Benefit Plan. Except as set forth on Schedule 4.14
(c), each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Code has been determined to be so qualified by the IRS and nothing has occurred since the date of the last such determination which has resulted or is likely to result in the revocation of such determination.

           (d) Except as set forth on Schedule 4.14(d):

                     (i) there is no pending or, to the knowledge of FCOC or FCOA, threatened legal action, proceeding or investigation, other than routine claims for benefits, concerning any Employee Benefit Plan or to the knowledge of FCOC and FCOA, any fiduciary or service provider thereof and, to the knowledge of FCOC and FCOA, there is no basis for any such legal action or proceeding;

                     (ii) no liability (contingent or otherwise) to the Pension Benefit Guaranty Corporation ("PBGC") or any multi-employer plan has been incurred by FCOC or FCOA (other than insurance premiums satisfied in due course);

                     (iii) no reportable event, or event or condition which presents a material risk of termination by the PBGC, has occurred with respect to any Employee Benefit Plan, or any retirement plan of an affiliate of FCOC or FCOA, which is subject to Title IV of ERISA;

                     (iv) no Employee Benefit Plan nor, to the knowledge of FCOC or FCOA, any party in interest with respect thereof has engaged in a prohibited transaction which could subject either FCOC or FCOA directly or indirectly to liability under Section 409 or 502(i) of ERISA or Section 4975 of the Code;

                     (v) no communication, report or disclosure has been made which, at the time made, did not accurately reflect the terms and operations of any Employee Benefit Plan;

                     (vi) no Employee Benefit Plan provides welfare benefits subsequent to termination of employment to employees or their beneficiaries (except to the extent required by applicable state insurance laws and Title I, Part 6 of ERISA);

                     (vii) no benefits due under any Employee Benefit Plan have been forfeited subject to the possibility of reinstatement (which possibility would still exist at or after Closing); and

                     (viii) neither FCOC nor FCOA has undertaken in writing to maintain any Employee Benefit Plan for any period of time, and each such Employee Benefit Plan is terminable at the sole discretion of the sponsor thereof, subject only to such constraints as may be imposed by applicable law.

           (e) With respect to each Employee Benefit Plan for which a separate fund of assets is or is required to be maintained, full payment has been made of, or an adequate accrual has been made on FCOC's and FCOA's financial statements with respect to, all amounts that they are required, under the terms of each such Employee Benefit Plan, to have paid as contributions to that Employee Benefit Plan as of the end of the most recently ended plan year of that Employee Benefit Plan, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any such Plan.

           (f) Except as set forth on Schedule 4.14(f), the execution of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment (whether of severance pay or otherwise) becoming due from any Employee Benefit Plan to any current or former director, officer, consultant or employee of either FCOC or FCOA or result in the vesting, acceleration of payment or increases in the amount of any benefit payable to or in respect of any such current or former director, officer, consultant or employee.

           (g) No Employee Benefit Plan maintained by FCOC or FCOA is a multi-employer plan.

           (h) For purposes of this Section 4.14, "multi-employer plan," "party in interest," "current value," "accrued benefit," "reportable event" and "benefit liability" have the same meanings assigned such terms under Sections 3, 4043(b) or 4001(a) of ERISA, and "affiliate" means any entity which under
Section 414 of the Code is treated as a single employer with FCOC or FCOA.

           4.15. Labor Relations. Except as set forth on Schedule 4.15, each of FCOC and FCOA is in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment, and is not engaged in any unfair labor practice. Except as set forth on Schedule 4.15, there is no charge pending or to the knowledge of FCOC or FCOA, threatened against either FCOC or FCOA alleging unlawful discrimination in employment practices before any court or agency, and there is no charge of or proceeding with regard to any unfair labor practice against either FCOC or FCOA pending before the National Labor Relations Board. There is no labor strike, dispute, slow-down or work stoppage actually pending or to the knowledge of FCOC or FCOA, threatened against or involving either FCOC or FCOA. No one has petitioned within the last five (5) years, and, to the knowledge of FCOC and FCOA, no one is now petitioning, for union representation of any of either FCOC's or FCOA's employees. No grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending against either FCOC or FCOA, and no claim therefor has been asserted. To the knowledge of FCOC and FCOA, none of the employees of either FCOC or FCOA is covered by any collective bargaining agreement. No collective bargaining agreement is currently being negotiated by either FCOC or FCOA. Except as fully described on Schedule 4.15, neither FCOC nor FCOA has experienced any work stoppage during the last twelve months.

           4.16. Potential Conflicts of Interest. Except as set forth on
Schedule 4.16, no officer, director or, to the knowledge of FCOC and FCOA, stockholder of either FCOC or FCOA, or any affiliate of either FCOC or FCOA (a) owns, directly or indirectly, any interest in (excepting not more than five percent (5%) stock holdings for investment purposes in securities of publicly held and traded companies) or is an officer, director, employee or consultant of any person or entity which is a competitor, lessor, lessee, customer or supplier of either FCOC or FCOA; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property which either FCOC or FCOA is using or the use of which is necessary for the business of either FCOC or FCOA; or (c) has any cause of action or other claim whatsoever against, or owes any material amount to, either FCOC or FCOA, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under Employee Benefit Plans and similar matters and agreements.

           4.17. Trademarks, Patents, Etc. With the exception of "off-the-shelf" software publicly available, Schedule 4.17 sets forth a complete and accurate list of (a) all patents, trademarks, trade names and copyrights registered in the name of either FCOC or FCOA or used or proposed to be used by either FCOC or FCOA, all applications therefor, and all licenses (as licensee or licensor) and other agreements relating thereto, and (b) all written agreements relating to other technology, know-how and processes which either FCOC or FCOA is licensed or authorized by others to use, or which either FCOC or FCOA has licensed or authorized for use by others. Except to the extent set forth in Schedule 4.17, each of FCOC and FCOA owns or has the sole and exclusive right to use all patents, trademarks, trade names and copyrights, and has the right without restrictions to use all technology, know-how and processes, used or necessary for the ordinary course of business as presently conducted or proposed to be conducted by it, and the consummation of the transactions contemplated hereby will not alter or impair any such right. No claims have been asserted, and no claims are pending, by any person regarding the use of any such patents, trademarks, trade names, copyrights, technology, know-how or processes, or challenging or questioning the validity or effectiveness of any license or agreement, and to the knowledge of FCOC and FCOA, there is no basis for such claim. To the knowledge of FCOC and FCOA, the use by FCOC and FCOA of such patents, trademarks, trade names, copyrights, technology, know-how or processes in the ordinary course of business does not infringe on the rights of any person.

           4.18. Suppliers. Schedule 4.18 sets forth the ten (10) largest suppliers of each of FCOC and FCOA for fiscal year 2000. Except as set forth on
Schedule 4.18, no supplier of material importance to FCOC or FCOA has cancelled or otherwise terminated, or to the knowledge of FCOC or FCOA, threatened to cancel or otherwise to terminate, its relationship with FCOC or FCOA, or has during the last twelve (12) months decreased materially, or overtly threatened to decrease or limit materially, its services, supplies or materials for use by FCOC or FCOA. Neither FCOC nor FCOA has knowledge that any such supplier intends to cancel or otherwise substantially modify its relationship with FCOC or FCOA, or to decrease materially or limit its services, supplies or materials to FCOC or FCOA, and, to the knowledge of FCOC and FCOA, the consummation of the transactions contemplated hereby will not materially adversely affect the relationship of FCOC and FCOA with any such supplier or customer.

           4.19. No Undisclosed Liabilities. Except to the extent (a) reflected or reserved against in the Financial Statements, (b) incurred in the ordinary course of business after the date of the Financial Statements, or (c) described on any Schedule (including Schedule 4.19), neither FCOC nor FCOA has any material liabilities or any material obligations of any nature, whether accrued, absolute, contingent or otherwise (including, without limitation, as guarantor or otherwise with respect to obligations of others), other than executory performance obligations with respect to contracts that would not be required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP or in the footnotes thereto.

           4.20. Tax Matters. Except as set forth in Schedule 4.20, FCOC and FCOA have filed all material tax returns which are required to be filed as of the date of this Agreement with any foreign, federal, state or local governmental authority or agency, and have paid, or made adequate provision for the payment of, all assessments received and all taxes which have or may become due under applicable foreign, federal, state or local governmental law or regulations with respect to the periods in respect of which such tax returns were filed (to the extent such taxes would not be effectively discharged by virtue of the Plan). FCOC and FCOA do not know of any additional assessments since the date of such returns. Except as set forth in Schedule 4.20, FCOC and FCOA have withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party (to the extent such taxes would not be effectively discharged by virtue of the Plan).

           4.21. Indebtedness. After giving effect to approval by the Bankruptcy Court of the Plan and the Disclosure Statement and confirmation of the same, neither FCOC nor FCOA will have any indebtedness outstanding except for indebtedness and obligations under the Plan and chapter 11 exit financing incurred with the approval of the Purchaser.

           4.22. Inventory. The inventory and supplies of FCOC and FCOA are adequate for their present needs and their needs in the reasonably foreseeable future, and are in usable and salable condition in the ordinary course of business. Since the commencement of the Case, FCOC and FCOA have continued to replenish the Stores with new merchandise in a manner consistent with historic practices, and all rack jobbers and service vendors have continued to service the Stores in the ordinary course. FCOC and FCOA have taken permanent markdowns on their inventories in a manner consistent with historic practices, and have maintained initial markup (IMU) and maintained markup (MMU) factors consistent with prior periods. FCOC and FCOA shall deliver to Purchaser copies of all inventory appraisal reports generated after the date hereof, within three (3) Business Days of receipt by FCOC or FCOA.

           4.23. Minute Books and Capitalization. The minute books and capitalization information of FCOC and FCOA made available to the Purchaser for inspection accurately record therein the capitalization of such companies and all actions taken by the respective Boards of Directors and shareholders of FCOC and FCOA.

           4.24. Broker. Except as described on Schedule 4.24, neither FCOC nor FCOA nor any affiliate of either of them has retained, utilized or been represented by any broker, agent, finder or intermediary in connection with the negotiation or consummation of the transactions contemplated by this Agreement.

           4.25. Disclosure. This Agreement, the schedules attached hereto and any documents, information or materials delivered or to be delivered to the Purchaser pursuant hereto (including, without limitation, all financial statements and reports filed by FCOC with the Securities and Exchange

Commission, which speak as of the dates indicated thereon) and the consummation of the transactions contemplated hereby do not contain and do not and will not contain any untrue statement of a material fact, and do not, and will not, omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.

             ARTICLE V. REPRESENTATIONS AND WARRANTIES OF PURCHASER

           The Purchaser hereby represents and warrants to FCO as follows in this Article V. The representations and warranties of the Purchaser hereunder shall be made, or deemed made and restated in full, as applicable, on and as of each of the following dates, with the same effect as though such representations and warranties had been made or given at and as of each such date: (i) the date of this Agreement; (ii) the Plan Filing Date; (iii) the Approval Date; and (iv) the Effective Date.

           5.1. Organization of Purchaser; Authority. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has full corporate power and authority to enter into this Agreement, to consummate the Transactions, and to perform its obligations hereunder.
 .
           5.2. Corporate Approval; Binding Effect. The Purchaser has obtained all necessary authorizations and approvals from its Board of Directors required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

           5.3. Noncontravention. The execution and delivery by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby will not (a) violate or conflict with any provisions of the Certificate of Incorporation or Bylaws of the Purchaser, each as amended to date; or (b) constitute a violation of, or be in conflict with, constitute or create a default under, or result in the creation or imposition of any lien upon any property of the Purchaser pursuant to (i) any agreement or instrument to which the Purchaser is a party or by which the Purchaser or any of its properties is bound or to which the Purchaser or any of its properties is subject, or (ii) any statute, judgment, decree, order, regulation or rule of any court or governmental authority to which the Purchaser is subject.

           5.4. Governmental Consents. Except for the approval of the Bankruptcy Court, no consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority is required for the execution and delivery by the Purchaser of this Agreement or for the consummation by the Purchaser of the transactions contemplated hereby.

           5.5. Broker. The Purchaser has not retained, utilized or been represented by any broker, agent, finder or other intermediary which would be entitled to payment from FCOC or FCOA in connection with the negotiation or consummation of the transactions contemplated by this Agreement.

           5.6. Litigation, Etc. No action, suit, proceeding or investigation is pending or to the knowledge of Purchaser, threatened against Purchaser.

                 ARTICLE VI. CONDUCT OF BUSINESS PENDING CLOSING

           FCOC and FCOA jointly and severally covenant and agree (and, as regards Section 6.12, Purchaser covenants and agrees) that, from and after the date of this Agreement and until the Closing, except as otherwise specifically consented to or approved by the Purchaser (except for Purchaser's obligations under Section 6.12) in writing:

           6.1. Full Access. FCOC and FCOA shall afford to the Purchaser and its authorized representatives full access during normal business hours to all properties, books, records, contracts and documents of FCOC and FCOA and a full opportunity to make such reasonable investigations as they shall desire to make of FCOC and FCOA, and FCOC and FCOA shall furnish or cause to be furnished to the Purchaser and its authorized representatives all such information with respect to the affairs and businesses of FCOC and FCOA as the Purchaser may reasonably request. All information provided to Purchaser in connection with the foregoing shall be subject to the provisions of the Confidentiality Agreement dated November 2, 2000, between FCOC, Beacon Capital Partners LLP and Renasci Associates.

           6.2. Carry on in Regular Course. FCOC and FCOA shall maintain the Stores and their owned and leased properties consistent with past practice, and shall carry on their business diligently and substantially in the same manner as heretofore and not make or institute any unusual or novel methods of purchase, sale, lease, management, accounting or operation, other than lease modifications effected after consultation with, and the written consent of, Purchaser.

           6.3. No General Increases. Except as set forth on Schedule 6.3, FCOC and FCOA shall not grant any general or uniform increase in the rates of pay of their officers or employees, nor grant any general or uniform increase in the benefits under any bonus or pension plan or other contract or commitment to, for or with any such officers or employees; and FCOC and FCOA shall not increase the compensation payable or to become payable to officers, employees or agents, or increase any bonus, insurance, pension or other benefit plan, payment or arrangement made to, for or with any such officers, employees or agents, except for annual merit increases in wages or salary made in the ordinary course of business and increases in bonuses made in the ordinary course of business pursuant to the terms of one or more of the Employee Benefit Plans.

           6.4. No Dividends, Issuances, Repurchases, Etc. FCOC and FCOA shall not declare or pay any dividends (whether in cash, shares of stock or otherwise) on, or make any other distribution in respect of, any shares of their capital stock, or issue, purchase, redeem or acquire for value any shares of their capital stock.

           6.5. Contracts and Commitments; DIP Financing. FCOC and FCOA shall not enter into any contract or commitment or engage in any transaction not in the usual and ordinary course of business and consistent with their current business practices, except for exit financing arrangements and other transactions approved by Purchaser in its reasonable discretion. Neither FCOC nor FCOA shall amend, modify, terminate or extend the DIP Facility, or enter into any substitute DIP facility, without the approval of the Purchaser in its reasonable discretion.

           6.6. Purchase and Sale of Capital Assets. FCOC and FCOA shall not purchase or sell or otherwise dispose of any capital asset with a market value in excess of fifty thousand dollars ($50,000), or of capital assets of market value aggregating in excess of two hundred fifty thousand dollars ($250,000), without the prior written consent of the Purchaser, and in no event shall purchase, sell or otherwise dispose of any capital asset other than in the ordinary course of business.

           6.7. Insurance. FCOC and FCOA shall maintain in place their present insurance coverage.

           6.8. Preservation of Organization. FCOC and FCOA shall use commercially reasonable efforts to preserve their business organization intact, to keep available to the Purchaser the present key officers and employees of FCOC and FCOA, and to preserve for the Purchaser the present relationships of the suppliers and customers of FCOC and FCOA and others having business relations with either FCOC or FCOA.

           6.9. No Default. FCOC and FCOA shall not do any act or omit to do any act, or permit any act or omission to act, which will cause a material breach of any contract, commitment or obligation of either FCOC or FCOA.

           6.10. Compliance with Laws. FCOC and FCOA shall comply with all laws, regulations and orders applicable with respect to their business, except where such noncompliance individually and in the aggregate will not have a Material Adverse Effect. Without limiting the generality of the foregoing, FCOC and FCOA shall prepare and file with the Securities and Exchange Commission, on a timely basis, all reports and documents required to be filed by a reporting company under the Securities Exchange Act of 1934, as amended, and the related rules and regulations.

           6.11. Advice of Change. FCOC and FCOA will promptly advise the Purchaser in writing of any material adverse change in the business, condition, operations, prospects or assets of FCOC and FCOA.

           6.12. Satisfaction of Conditions Precedent. The parties hereto will use their commercially reasonable efforts to cause the satisfaction of the conditions precedent contained herein, and each will reasonably cooperate with the other parties hereto with respect to such efforts.

            ARTICLE VII. CONDITIONS PRECEDENT; CLOSING; POST-CLOSING

           7.1. General Conditions. This Agreement and the obligations of all of the parties hereunder are subject to the satisfaction of the following conditions on or before the applicable dates specified:

           (a) Within ten (10) Business Days of the date of this Agreement, Purchaser shall have obtained and furnished to FCO copies of commitment letters regarding the making of $6,000,000 in equity investments in Purchaser and/or FCO and $4,000,000 in subordinated loans to Purchaser and/or FCO, as contemplated by
Section 3.3, or other evidence reasonably satisfactory to FCO as to Purchaser's ability to consummate the Closing.

           (b) On or before April 16, 2001 (the "Plan Filing Date"), Purchaser and FCO shall jointly file the Plan and all related disclosure materials (the "Disclosure Statement"), which Plan (to the extent changed from that attached hereto) and Disclosure Statement shall be reasonably satisfactory to the Committee and the other parties to this Agreement.

           (c) On or about May 17, 2001 (the "Approval Date"), the Bankruptcy Court shall have approved the Disclosure Statement and fixed a date for hearing on confirmation of the Plan.

           (d) On or before June 29, 2001, the Bankruptcy Court shall have confirmed the Plan and the consummation of the within described transactions by the entry of a confirmation order, which shall subsequently become Final unless waived by Purchaser.

           (e) FCOC and Purchaser shall have made all required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the waiting period provided for thereunder shall have expired or been terminated without order by the Federal Trade Commission or Justice Department and without a second request having been issued with respect thereto.

           (f) Concurrently with the Closing, FCO shall repay all amounts outstanding under the DIP Facility, and shall enter into new financing arrangements approved by the Purchaser, in accordance with the Plan.

           (g) Purchaser shall have received the Definitive Schedules within the time period specified therefor in Article IV, and shall have approved the Definitive Schedules within five (5) Business Days of Purchaser's receipt of same, which approval shall not be unreasonably withheld.

           7.2. Additional Conditions. In addition to the conditions described in Section 7.1 above, the obligations of the Purchaser hereunder are further subject to the satisfaction of each of the following conditions, on or before the applicable dates specified, unless waived by Purchaser in its sole discretion:

           (a) On or before April 30, 2001, the Bankruptcy Court shall have entered an order, in form and substance satisfactory to Purchaser, approving the break up fee described in Article VIII below.

           (b) All representations of FCOC and FCOA hereunder shall be true and accurate in all material respects at and as of each of the following dates: (i) the execution and effective date of this Agreement; (ii) the Plan Filing Date;
(iii) the Approval Date; and (iv) the Effective Date.

           (c) [intentionally omitted]

           (d) FCOC and FCOA shall have performed and complied with in all material respects all of their obligations under this Agreement to be performed or complied with by them on or prior to the Closing.

           (e) There shall not have been or threatened to be any material damage to or loss or destruction of any properties or assets owned or leased by either FCOC or FCOA (whether or not covered by insurance) or any material adverse change in the condition (financial or otherwise), operations, business, prospects or assets of either FCOC or FCOA or imposition of any laws, rules or regulations which would materially adversely affect the condition (financial or otherwise), operations, business, prospects or assets of either FCOC or FCOA.

           (f) If and to the extent required by Purchaser, members of senior management of FCOA designated by Purchaser shall have entered into employment arrangements mutually satisfactory to Purchaser and such individuals; it being understood that Purchaser will at a minimum seek assurances that such individuals will continue to be employed by FCO for at least thirty (30) days following the date of the Closing.

           7.3. Closing. The closing of the Transactions (the "Closing") shall be held at the offices of FCO's or the Purchaser's counsel as agreed to by FCO and the Purchaser, at a date and time mutually agreed by the parties. It is presently contemplated that the Closing will occur on the Business Day immediately following the Effective Date.

           7.4 Management Equity. Purchaser shall cause FCO to continue to offer employment at current compensation levels to management of FCO for a period of thirty (30) days following the Closing. By the conclusion of such period, Purchaser shall (i) issue shares constituting fifteen percent (15%) of Purchaser's common stock to members of management of FCO designated by Purchaser in its sole discretion, and (ii) adopt a stock option plan covering ten percent (10%) of the shares of common stock of Purchaser, with grants to be made thereunder on such terms and conditions (including, without limitation, vesting restrictions), at such time or times, to such persons and in such amounts as are determined to be appropriate at the discretion of the board of directors of Purchaser.


               ARTICLE VIII. BREAKUP FEE AND EXPENSE REIMBURSEMENT

           8.1. Acknowledgments. FCO and the Committee acknowledge and agree that: (i) Purchaser has incurred, and will continue to incur, significant expenses in conducting and completing its due diligence with respect to FCOC, FCOA and the Transactions, and structuring and negotiating the Transactions and the terms of this Agreement; (ii) Purchaser would not have incurred such expenses and made its offer to enter into the Transactions, unless it received certain protections in light of the risks associated with entering into transactions of this type and the complexity of any transaction involving a plan of reorganization; (iii) Purchaser has provided substantial benefit to the estates of FCOC and FCOA by agreeing to enter into the Transactions on the terms contemplated hereby, and creating a platform against which competing offers to enter into the Transactions or similar transactions may be gauged; and (iv) it is in the best interests of FCOC, FCOA, their estates and creditors to provide Purchaser with the protections described below in order to facilitate the consummation of the Transactions.

           8.2. Breakup Fee; Expense Reimbursement.

           (a) Subject to the terms and conditions below, FCO agrees (i) to pay to the Purchaser, in cash, a fee in the amount of $600,000 (the "Breakup Fee"), and (ii) to reimburse Purchaser for the actual, reasonable, documented fees, costs and expenses incurred by Purchaser in connection with its due diligence and negotiation of the proposed Transactions (including, without limitation, fees and expenses of legal counsel, accountants, and financial advisors) in an amount up to $400,000 (the "Expense Reimbursement Amount"). The Breakup Fee and Expense Reimbursement Amount shall be payable by FCO to Purchaser in accordance with Section 8.2(b) below, if by order of the Bankruptcy Court the consummation of the Transactions by Purchaser pursuant to this Agreement does not occur because of:

                     (A) an offer by a person or entity other than the Purchaser to enter into the Transactions or to purchase all or substantially all of the assets and/or capital stock of FCO; or

                     (B) FCO seeks to obtain confirmation of a plan of reorganization other than the Plan.

           (b) The Breakup Fee and Expense Reimbursement Amount shall be allowed administrative claims payable pari passu with administrative expenses other than those paid in the ordinary course of business. Payment of the Breakup Fee and Expense Reimbursement Amount shall be made to Purchaser within ten (10) Business Days after the earliest to occur of (i) the closing date of a sale of all or substantially all of the stock or assets of FCOC or FCOA to a third party other than the Purchaser or (ii) the effective date of a plan of reorganization contemplating a transaction with or funding by a third party other than the Purchaser; or (iii) the date of the first distribution to creditors of FCOC and FCOA (other than payment of administrative expenses, including professionals fees), in payment of the creditors' prepetition claims.

           (c) Notwithstanding the foregoing, neither the Breakup Fee nor the Expense Reimbursement Amount shall be payable to Purchaser in the event that (i) Purchaser terminates this Agreement for reasons other than a failure of a condition to Purchaser's obligations set forth in Article VII hereof, or (ii) FCO rightfully terminates this Agreement due to a breach of this Agreement by Purchaser.


                               ARTICLE IX. GENERAL

           9.1. Agreement.Subject to the conditions set forth above, this Agreement is intended to constitute an agreement by the parties hereto to participate in a plan of reorganization of FCO on the essential terms outlined above. Following execution of this Agreement, the provisions hereof will be incorporated into the Plan to be proposed jointly by FCO and the Purchaser, and to be supported by the Committee, and to be filed with the Bankruptcy Court as soon as possible. Nothing contained in this Agreement shall be construed to require any party hereto to prosecute any defense, action or appeal, the conduct of which, in the opinion of counsel for such party would be frivolous.

           9.2. Notices. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by overnight courier, or sent by written telecommunication, as follows:

  If to FCOC and FCOA, to:           Factory Card Outlet Corp.
                                     2727 Diehl Road
                                     Naperville, IL 60563
                                     Attn: William E. Freeman
                                     Fax: (630) 579-2501

  With a copy sent to:               Weil, Gotshal & Manges, LLP
                                     767 Fifth Avenue
                                     New York, NY 10153
                                     Attn: Richard P. Krasnow, Esq.
                                     Fax: (212) 310-8007

  If to the Purchaser, to:           Factory Card Holdings, Inc.
                                     774 Mays Blvd., Suite 10-450
                                     Incline Village, NV 89451
                                     Attn: John E. Cathcart and Scott Miller
                                     Fax: (775) 201-0204

  With copies sent to:               Greenberg Traurig, LLP
                                     227 W. Monroe Street, Suite 3500
                                     Chicago, IL 60606
                                     Attn: Keith J. Shapiro, Esq.
                                     Fax: (312) 456-8435

                      And:           Greenberg Traurig, LLP
                                     885 Third Avenue
                                     New York, NY 10022
                                     Attn: Thomas J. Weber, Esq.
                                     Fax: (212) 688-2449

In each case in which a notice is sent hereunder, a copy shall contemporaneously be sent to the Committee Designees, to:

                                     The persons listed on Schedule A
                                     attached hereto

    With a copy sent to:            Otterbourg, Steindler, Houston & Rosen, P.C.
                                    230 Park Avenue, 30th Fl.
                                    New York, NY 10169
                                    Attn: Scott L. Hazan, Esq.
                                    Fax: (212) 682-6014

Any such notice shall be effective (a) if delivered personally, when received,
(b) if sent by overnight courier, when receipted for, (c) if mailed, three (3) days after being mailed as described above, and (d) if sent by written telecommunication, when dispatched.

           9.3. Entire Agreement. This Agreement (including the exhibits and schedules hereto) contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by all of the parties hereto. Without limiting the generality of the foregoing, each of parties acknowledges that no party hereto is making any representation or warranty relating to the subject matter of this Agreement except as expressly set forth in this Agreement.

           9.4. Governing Law. The validity and construction of this Agreement shall be governed and construed and enforced in accordance with the internal laws (and not the choice-of-law rules) of the State of New York. In the event of dispute between the parties relative to the subject matter of this Agreement, the parties agree to submit such dispute to the jurisdiction of the Bankruptcy Court.

           9.5. Sections and Section Headings. The headings of sections and subsections are for reference only and shall not limit or control the meaning thereof.

           9.6. Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor the obligations of any party hereunder shall be assignable or transferable by such party without the prior written consent of the other party hereto; provided, however, that nothing contained in this Section 9.6 shall prevent the Purchaser, without the consent of the other parties hereto, (a) from transferring or assigning this Agreement or its rights or obligations hereunder to another entity controlling, under the control of, or under common control with the Purchaser, or (b) from assigning all or part of its rights or obligations hereunder by way of collateral assignment to any bank or financing institution providing financing for the acquisition contemplated hereby, but no such transfer or assignment made pursuant to clauses (a) or (b) shall relieve the Purchaser of its obligations under this Agreement.

           9.7. Severability. In the event that any covenant, condition, or other provision herein contained is held to be invalid, void or illegal by any court of competent jurisdiction, the same shall be deemed to be severable from the remainder of this Agreement and shall in no way affect, impair or invalidate any other covenant, condition or other provision contained herein.

           9.8. Further Assurances. The parties agree to take such reasonable steps and execute such other and further documents as may be necessary or appropriate to cause the terms and conditions contained herein to be carried into effect.

           9.9. Survival; Limitation on Claims of Purchaser. The representations and warranties of the parties hereto shall survive the consummation of the Closing until the second anniversary thereof, except that the representations and warranties of FCO under Sections 4.9 (first and second sentences only), 4.10, 4.13 (first sentence only), 4.14 and 4.20 shall survive the Closing until the expiration of the applicable statute of limitations. Purchaser may not assert any claims against FCO arising from a breach of any representation or warranty by FCO unless and until the aggregate amount of losses, costs, expenses, damages and liabilities incurred by Purchaser or FCO relating to such breach (collectively, "Losses") equal or exceed $50,000, in which event Purchaser may recover from the first dollar of such Losses. Any claims of Purchaser arising out of a breach of the representations and warranties of FCOC and FCOA under this Agreement may be asserted only against FCOC and FCOA, and Purchaser, FCOC and FCOA may not offset the amount of any Losses against the payments required to be made under the Plan to holders of General Unsecured Claims.

           9.10. No Implied Rights or Remedies. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, other than the Purchaser, FCO and the Committee, any rights or remedies under or by reason of this Agreement.

           9.11. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           9.12. Press Releases. The parties hereto shall consult with one another before making any press releases or other public announcements regarding the transactions contemplated by this Agreement, from the date hereof through the date which is thirty (30) days after the Closing.

                          SIGNATURES ON FOLLOWING PAGE

           IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed and delivered as a sealed instrument as of the date and year first above written.



FACTORY CARD HOLDINGS, INC.

By: /s/ Scott Miller
    -------------------------------------
    Name: Scott Miller
    Title: Vice President



FACTORY CARD OUTLET CORP.

By: /s/ William E. Freeman
    -------------------------------------
    Name: William E. Freeman
    Title: President and Chief Executive Officer



FACTORY CARD OUTLET OF AMERICA LTD.

By: /s/ William E. Freeman
    -------------------------------------
    Name: William E. Freeman
    Title: President and Chief Executive Officer



THE OFFICIAL COMMITTEE OF UNSECURED
CREDITORS OF FACTORY CARD OUTLET CORP.
AND FACTORY CARD OUTLET OF AMERICA, LTD.


By: /s/ Douglas E. Alderman
    -------------------------------------
    Authorized Representative

                                   SCHEDULE A


                    ----------------------------------------
                    Hallmark Marketing/Image Arts, Inc.
                    2501 McGee, Box 419535
                    Kansas City, MO 64141
                        Mr. Doug Alderman
                    ----------------------------------------
                    Creative Expressions Group, Inc.
                    7240 Shadeland Station
                    Suite 300
                    Indianapolis, IN 46256-3928
                    Mr. Jon M. McLain

                    ----------------------------------------
                    Amscan Inc.
                    80 Grasslands Road
                    Elmsford, NY 10523
                    Mr. Michael A. Correale

                    ----------------------------------------
                    Contempo Colours, Inc.
                    One Paper Place
                    Kalamazoo, MI 49001
                    Mr. Nicholas A. Clementi

                    ----------------------------------------
                    Unique Industries, Inc.
                    2400 South Weccacoe Avenue
                    Philadelphia, PA 19148-4298
                    Ms. Beverly A. Massey

                    ----------------------------------------
                    The Paper Magic Group, Inc., Cleo Inc.
                    and Berwick Industries, Inc.
                    c/o CSS Industries, Inc.
                    1845 Walnut Street
                    Suite 800
                    Philadelphia, PA 19103-4755
                    Stephen V. Dubin, Esq.

                    ----------------------------------------
                    P.S. Greetings, Inc.
                    d/b/a Fantus Paper Products
                    5060 N. Kimberly Avenue
                    Chicago, IL 60630
                    Mr. Mark McCracken